UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2019
(Date of earliest event reported)

NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 SE 6th Way Vancouver, Washington 98683
(Address of principal executive offices and zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting held on February 27, 2019, the Board of Directors (the "Board") of Nautilus, Inc. (the "Company), upon the recommendation of the Compensation Committee of the Board, established award eligibility and fixed annual performance targets for the below-named officers under the Company's short-term incentive program. The Company's short-term incentive program focuses on achievement of certain annual financial goals for operating income, as well as successful execution of key strategic initiatives and achievement of personal performance goals established for the evaluation period.

Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation based on target percentage of their base salary. The amount payable is determined based upon the weighted average percentage achievement of financial, strategic and personal performance goals established for the annual plan period. Subject to certain minimum thresholds, achievement below 100% of goal on a combined bases results in payout of less than the target award, and achievement of greater than 100% of goal on a combined basis results in a payout of greater than the target award, with a maximum award of 150% of targeted payout. The target award amount applicable to each of our named executive officers is set forth in the table below:

Officer	Title	Target Award Amount (% of base salary)
Sidharth Nayar	Chief Financial Officer	60%
Wayne M. Bolio	SVP, Law & Human Resources, General Counsel	50%
Ryan Simat	VP, General Manager, Commercial and Specialty	50%

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

March 4, 2019	By:	/s/ Sidharth Nayar
Date		Sidharth Nayar
Chief Financial Officer
(Principal Financial and Accounting Officer)